SUB-ITEM 77Q1(e)
CHANGES IN CONTROL OF REGISTRANT

A copy of Investment Subadvisory Agreement between CVR Portfolio Funds LLC and ROW Asset Management, LLC regarding CVR Dynamic Allocation Fund is incorporated by reference as filed via EDGAR as Exhibit (D)(17) in Post-Effective Amendment No. 42 on November 25, 2015, accession number 0001435109-15-001097.